Exhibit 8.1

Name	Place of Formation	Relationship

Beijing Hong An Tu Sheng Network Technology Co., Ltd. (“Beijing Hong An”)	China	Wholly-owned subsidiary

Beijing Li Man Wan Jia Network Technology Co., Ltd. (“Beijing Li Man Wan Jia”)	China	Wholly-owned subsidiary

Beijing SouFun Network Technology Co., Ltd. (“Soufun Network”)	China	Wholly-owned subsidiary

Nanning Tian Xia Dai Microfinance Co., Ltd.(“Nanning Tian Xia Dai Microfinance”, (previously known as Beihai Tian Xia Dai Microfinance Co., Ltd.)	China	Wholly-owned subsidiary

Beijing Tuo Shi Huan Yu Network Technology Co., Ltd. (“Beijing Tuo Shi”)	China	Wholly-owned subsidiary

Best Work Holdings (New York) LLC	United States	Wholly-owned subsidiary

Best Fang Holdings LLC	United States	Wholly-owned subsidiary

Chongqing Tian Xia Dai Microfinance Co., Ltd. (“Chongqing Tian Xia Dai Microfinance”)	China	Wholly-owned subsidiary

Hangzhou SouFun Network Technology Co., Ltd. (“Hangzhou SouFun Network”)	China	Wholly-owned subsidiary

Hong Kong Property Network Limited	Hong Kong	Wholly-owned subsidiary

Shanghai BaoAn Enterprise Co., Ltd. (“Shanghai BaoAn Enterprise”)	China	Wholly-owned subsidiary

Shanghai BaoAn Hotel Co., Ltd. (“Shanghai BaoAn Hotel”)	China	Wholly-owned subsidiary

Shanghai SouFun Microfinance Co., Ltd. (“Shanghai SouFun Microfinance”)	China	Wholly-owned subsidiary

SouFun Media Technology (Beijing) Co., Ltd. (“SouFun Media”)	China	Wholly-owned subsidiary

Shanghai SouFun Fang Tian Xia Broking Co., Ltd. (“Shanghai Fang Tian Xia”)	China

Tianjin Jia Tian Xia Microfinance Co., Ltd. (“Tianjin Jia Tian Xia Microfinance”)	China	Wholly-owned subsidiary

Beijing Hua Ju Tian Xia Network Technology Co., Ltd. (“Beijing Hua Ju Tian Xia”)	China	Consolidated controlled subsidiary

Beijing SouFun Science and Technology Development Co., Ltd. (“Beijing Technology”)	China	Consolidated controlled subsidiary

Beijing Yi Ran Ju Ke Technology Development Co., Ltd. (“Beijing Yi Ran Ju Ke”)	China	Consolidated controlled subsidiary

Beijing FTX Digital Technology Service Co., Ltd. (previously known as Fang Tian Xia Financial Information Service(Beijing) Ltd.)	China	Consolidated controlled subsidiary

Name	Place of Formation	Relationship
Shanghai Jia Biao Tang Real Estate Broking Co., Ltd. (“Shanghai JBT Real Estate Broking”)	China	Consolidated controlled subsidiary

Wuhan SouFun Yi Ran Ju Ke Real Estate Agents Co., Ltd. (“Wuhan Yi Ran Ju Ke”)	China	Consolidated controlled subsidiary